EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.  8 to the Registration Statement on Form S-1 of BioSig Technologies, Inc. of our report dated March 27, 2014, relating to the financial statements of BioSig Technologies, Inc., which appears in such Registration Statement.  Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

s/ Liggett, Vogt & Webb, P.A.
Liggett, Vogt & Webb, P.A.

New York, New York
June 20, 2014